EXHIBIT 23.1

                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-3) and related Prospectus of Lamar Capital Corporation for the registration of 200,000 shares of its common stock and to the incorporation by reference therein of our report dated January 22, 1999,
with  respect  to  the  consolidated   finncial  statements  of  Lmar  Capital
Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission

Ernst & Young LLP
Jackson, Mississippi
February 9, 2000